Exhbit 4.1

PIEDMONT NATURAL GAS COMPANY, INC.

AND

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., AS TRUSTEE

FOURTEENTH SUPPLEMENTAL INDENTURE

DATED AS OF August 14, 2024

SUPPLEMENT TO INDENTURE DATED AS OF APRIL 1, 1993

5.10% SENIOR NOTES DUE 2035

TABLE OF CONTENTS1

EXHIBIT A FORM OF NOTE

EXHIBIT B CERTIFICATE OF AUTHENTICATION

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS FOURTEENTH SUPPLEMENTAL INDENTURE (this “Fourteenth Supplemental Indenture”), dated as of August 14, 2024, between PIEDMONT NATURAL GAS COMPANY, INC., a corporation organized and existing under the laws of the State of North Carolina (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as successor to Citibank, N.A. (the “Trustee”).

WITNESSETH:

WHEREAS, a predecessor to the Company has heretofore executed and delivered to the Trustee an Indenture dated as of April 1, 1993 (the “Base Indenture”, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture (each as defined below), the “Original Indenture”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Supplemental Indenture dated as of February 25, 1994 (the “First Supplemental Indenture”) pursuant to which the Company assumed all of the obligations of its predecessor company under the Base Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Supplemental Indenture dated as of June 15, 2003 (the “Second Supplemental Indenture”) pursuant to which Section 4.07 (“Limitation on Liens”) of the Base Indenture was amended, applicable to all Series of Debt Securities issued after June 15, 2003;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture dated as of June 20, 2006 (the “Third Supplemental Indenture”) pursuant to which (i) the Company issued $200,000,000 in aggregate principal amount of its 6.25% Insured Quarterly Notes Series 2006 due 2036 and (ii) the Limitation on Liens and related definitions in Section 1.01 of the Base Indenture were amended, applicable to all series of Debt Securities issued on or after June 20, 2006;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture dated as of May 6, 2011 (the “Fourth Supplemental Indenture”) pursuant to which Section 5.03 of the Base Indenture was amended, applicable to all series of Debt Securities issued on or after May 6, 2011;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fifth Supplemental Indenture dated as of August 1, 2013 pursuant to which the Company issued $300,000,000 in aggregate principal amount of its 4.65% Senior Notes due 2043;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Sixth Supplemental Indenture dated as of September 18, 2014 pursuant to which the Company issued $250,000,000 in aggregate principal amount of its 4.10% Senior Notes due 2034;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Seventh Supplemental Indenture dated as of September 14, 2015 pursuant to which the Company issued $150,000,000 in aggregate principal amount of its 3.60% Senior Notes due 2025;

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Eighth Supplemental Indenture dated as of July 28, 2016 pursuant to which the Company issued $300,000,000 in aggregate principal amount of its 3.64% Senior Notes due 2046;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Ninth Supplemental Indenture dated as of May 24, 2019 pursuant to which the Company issued $600,000,000 in aggregate principal amount of its 3.50% Senior Notes due 2029;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Tenth Supplemental Indenture dated as of May 21, 2020 pursuant to which the Company issued $400,000,000 in aggregate principal amount of its 3.35% Senior Notes due 2050;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Eleventh Supplemental Indenture dated as of March 11, 2021 pursuant to which the Company issued $350,000,000 in aggregate principal amount of its 2.50% Senior Notes due 2031;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Twelfth Supplemental Indenture dated as of May 13, 2022 pursuant to which the Company issued $400,000,000 in aggregate principal amount of its 5.05% Senior Notes due 2052;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Thirteenth Supplemental Indenture dated as of June 8, 2023 pursuant to which the Company issued $350,000,000 in aggregate principal amount of its 5.40% Senior Notes due 2033;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Fourteenth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, the Original Indenture provides that the Company and the Trustee may from time to time enter into indentures supplemental thereto to issue and establish the form or terms of a new series of Debt Securities;

WHEREAS, the Company proposes to issue under the Indenture a new series of Debt Securities; and

WHEREAS, the Company represents that all acts and things necessary to constitute this Fourteenth Supplemental Indenture and the Notes (as defined below), when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company have been done and performed, and the execution of this Fourteenth Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Fourteenth Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this Fourteenth Supplemental Indenture and the Company covenants and agrees with the Trustee as follows:

Article 1

5.10% Senior Notes Due 2035

Section 101.     Establishment. There is hereby established a new series of Debt Securities to be issued under the Indenture, to be designated as the Company’s 5.10% Senior Notes Due 2035 (the “Notes”).

There are to be initially authenticated and delivered $375,000,000 aggregate principal amount of Notes; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount without the consent of the Holders of any then outstanding Notes by a Board Resolution authorizing such increase; provided, however, that such additional Notes issued pursuant to such increase will be fungible with the initially issued Notes for U.S. Federal income tax purposes, and any such additional Notes issued in this manner will be consolidated with, and will form a single series with, the initially issued Notes. The Notes shall be issued in definitive fully registered form.

The Notes shall be issued in the form of a Book-Entry Debt Security in substantially the form set out in Exhibit A hereto. The Depository with respect to the Notes shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 102.     Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Interest Payment Dates” means February 15 and August 15 of each year, commencing February 15, 2025.

“Original Issue Date” means August 14, 2024.

“Par Call Date” means November 15, 2034.

“Stated Maturity” means February 15, 2035.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the redemption price.

Section 103.     Payment of Principal and Interest. The principal of the Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Notes shall bear interest at the rate of 5.10% per annum until paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Persons in whose name each Note is registered at the close of business on the Record Date for the applicable Interest Payment Date, which will be the close of business on (i) the Business Day immediately preceding such Interest Payment Date so long as all of the Notes remain in the form of a Book-Entry Debt Security or (ii) the fifteenth calendar day next preceding such Interest Payment Date (whether or not such day is a Business Day) if any of the Notes do not remain in the form of a Book-Entry Debt Security, provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Record Date and will be paid to the Person in whose name the Notes are registered on a subsequent Record Date established for the payment of such defaulted interest by notice given by mail or on behalf of the Company to the Holders no less than fifteen (15) days preceding such subsequent Record Date, such Record Date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In the event that any date on which interest or principal is payable on the Notes is not a Business Day, then payment of the interest or principal payable on such date, as applicable, will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Notes shall be made upon surrender of the Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of the principal and interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by wire transfer to the Holders entitled thereto who have provided appropriate wire transfer instructions to the Trustee, or by check mailed to the Holders of the Notes entitled thereto at their last addresses as they appear on the Debt Security Register or (ii) if the Notes are Book-Entry Debt Securities, the Depository, as Holder of the Notes, shall be entitled to receive payment of interest by wire transfer of immediately available funds.

Section 104.     Denominations. The Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 105.     Book-Entry Debt Securities. The Notes will be issued in the form of a Book-Entry Debt Security registered in the name of the Depository or its nominee. Except under the limited circumstances described below, Notes represented by the Book-Entry Debt Security will not be exchangeable for, and will not otherwise be issuable as, Notes in definitive, non-global form. The Book-Entry Debt Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

Owners of beneficial interests in such a Book-Entry Debt Security will not be considered the Holders thereof for any purpose under the Indenture, and no Book-Entry Debt Security representing a Note shall be exchangeable, except for another Book-Entry Debt Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of Holders of such Book-Entry Debt Security shall be exercised only through the Depository.

Subject to the procedures of the Depository, a Book-Entry Debt Security shall be exchangeable for Notes registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Book-Entry Debt Security and no successor Depository shall have been appointed by the Company, or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depository is required to be so registered to act as such Depository and no successor Depository shall have been appointed by the Company, in each case within 60 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Book-Entry Debt Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Notes. Any Book-Entry Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depository shall direct.

Section 106.     Transfer. No service charge will be made for the exchange or to register a transfer of Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) Notes for a period of fifteen (15) days next preceding the mailing of the notice of any redemption of Notes to be redeemed, or (b) Notes selected, called or being called for redemption, except, in the case of Notes to be redeemed in part, the portion thereof not to be so redeemed.

Section 107.     Redemption at the Company’s Option. Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the redemption date; and (ii) 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Record Date.

On or after the date of redemption, interest will cease to accrue on the Notes or portion of the Notes redeemed. However, interest will continue to accrue if the Company defaults in the payment of the amount due upon redemption.

Notice of redemption to each Holder of the Notes shall be mailed (or, as long as the Notes of this series are represented by one or more Book-Entry Debt Securities, transmitted in accordance with the Depository’s standard procedures therefor) by the Company, or, at the Company’s request, by the Trustee, in the manner provided in Section 3.02 of the Original Indenture, at least ten (10) and not more than sixty (60) days prior to the date fixed for redemption.

Article 2

Miscellaneous Provisions

Section 201.     Concerning the Trustee. The Trustee accepts the trusts of the Indenture and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, to which the parties hereto and the Holders from time to time agree. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation or warranty as to, and assumes no responsibility for, the validity or adequacy of this Fourteenth Supplemental Indenture or the Notes, it shall not be accountable for the Company’s use of proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Fourteenth Supplemental Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 202.     Defeasance; Satisfaction and Discharge. The provisions of Article Thirteen of the Base Indenture shall apply to the Notes.

Section 203.     Sinking Fund. The Notes are not entitled to the benefits of any sinking fund.

Section 204.     Notices. The address for any notice or demand under this Fourteenth Supplemental Indenture for each of the parties shall be as follows:

If to the Company:
Piedmont Natural Gas Company, Inc.
525 South Tryon Street
Charlotte, North Carolina 28202
Attention: Treasurer

With a copy to:
Duke Energy Corporation
525 South Tryon Street
Charlotte, North Carolina 28202
Attention: General Counsel

If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
4655 Salisbury Road, Suite 300
Jacksonville, Florida 32256
Attention: Corporate Trust Administration

Section 205.     Miscellaneous.

(a)            Except as expressly amended hereby with respect to the Notes, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

(b)            All the covenants, stipulations, promises and agreements in this Fourteenth Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

(c)            This Fourteenth Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d)            If any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

(e)            The titles and headings of the sections of this Fourteenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

(f)             This Fourteenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” signature,” and words of like import in the Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Original Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Debt Security, the Trustee’s certificate of authentication appearing on or attached to any Debt Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.06 or elsewhere in the Original Indenture to the execution, attestation or authentication of any Debt Security or any certificate of authentication appearing on or attached to any Debt Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 2.06 or elsewhere in the Original Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Debt Securities of such series.

(g)            In case any provision in this Fourteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Supplemental Indenture to be duly executed, and attested, all as of the date first above written.

ATTEST:	PIEDMONT NATURAL GAS COMPANY, INC.

By:	/s/ Robert T. Lucas III	By:	/s/ Karl W. Newlin
	Name: Robert T. Lucas III		Name: Karl W. Newlin
	Title: Assistant Corporate Secretary		Title: Senior Vice President, Corporate Development and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

Exhibit A

FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBT SECURITY IS A BOOK-ENTRY DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS DEBT SECURITY IS EXCHANGEABLE FOR DEBT SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBT SECURITY (OTHER THAN A TRANSFER OF THIS DEBT SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

PIEDMONT NATURAL GAS COMPANY, INC.

5.10% SENIOR NOTES DUE 2035

No. R-	$

CUSIP No. 720186 AR6

PIEDMONT NATURAL GAS COMPANY, INC., a corporation validly existing under the laws of the State of North Carolina (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      DOLLARS ($                     ) on February 15, 2035 and to pay interest thereon from August 14, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on February 15 and August 15 (each an “Interest Payment Date”) in each year, commencing February 15, 2025 at the rate of 5.10% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 5.10% per annum on any overdue principal and on any overdue installment of interest. The amount of interest payable on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular Record Date for the applicable Interest Payment Date, which will be the close of business on (i) the Business Day immediately preceding such Interest Payment Date so long this Note remains in the form of a Book-Entry Debt Security or (ii) the fifteenth calendar day next preceding such interest payment date (whether or not such day is a Business Day) if this Note does not remain in the form of a Book-Entry Debt Security, provided that interest payable at the Stated Maturity of principal or on a redemption date as provided in the Indenture will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular Record Date and will be paid to the Person in whose name the Notes are registered at the close of business on a subsequent Record Date established for the payment of such defaulted interest by notice given by mail or on behalf of the Company to the Holders no less than fifteen (15) days preceding such subsequent Record Date, such Record Date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). In the event that any Interest Payment Date or any date on which principal is payable on the Notes would otherwise be a day that is not a Business Day, then payment of the interest or principal payable on such date, as applicable, will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Note (other than interest payable at maturity) will be made, at the option of the Company, by wire transfer to the Holders entitled thereto who have provided appropriate wire transfer instructions to the Trustee or by check mailed to the address of the Holder as such address shall appear in the Debt Security Register; provided, however, that if this Note is a Book-Entry Debt Security the Depository, as Holder of this Note, shall be entitled to receive payment of interest by wire transfer of immediately available funds. Notices regarding changes of address shall be effective upon recordation in the Debt Securities Register. Payment of the principal of and interest on this Note payable at maturity will be made in immediately available funds upon surrender of this Note at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, provided, however, that if this Note is a Book-Entry Debt Security the Depository, as Holder of this Note, shall be entitled to receive payment of interest by wire transfer of immediately available funds in accordance with the arrangements with the Depository.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual, facsimile or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 14, 2024

ATTEST:	PIEDMONT NATURAL GAS COMPANY, INC.

By:		By:
	(Signature)		(Authorized Signature)

[Seal]

(Reverse Side of Note)

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1993, as amended (as amended and supplemented the “Indenture”), between Piedmont Natural Gas Company, Inc., a New York corporation and the predecessor to the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Citibank N.A.), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a global Book-Entry Debt Security and is limited initially in the aggregate principal amount of $ ; provided however that the authorized aggregate principal amount of this Note may be increased above such amount by a Board Resolution authorizing such increase.

Prior to November 15, 2034 (the “Par Call Date”), the Company may redeem at its option this Note, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Note matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the redemption date; and (ii) 100% of the principal amount of the Note to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date. The Company shall notify the Trustee of the redemption price with respect to any redemption pursuant to this paragraph promptly after the calculation thereof. The Trustee shall not be responsible for calculating said redemption price.

On or after the Par Call Date, the Company may redeem this Note at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of this Note to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of determining the redemption price:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the redemption price.

This Note will not have a sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the aggregate principal amount of the Notes may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Note and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a 66 2/3% in aggregate principal amount of such Debt Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfers hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Debt Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transfers or transferees.

This global Book-Entry Debt Security is exchangeable for Notes in definitive, non-global form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transferor exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT-		Custodian
			(Cust)		(Minor)

TEN ENT-	as tenants by the entireties as joint tenants		under Uniform Gifts to Minors Act
(State)
JT TEN-	with right of survivorship and not as tenants in common

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _______, _______

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Exhibit B

CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: August 14, 2024

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
(Authorized Signature)

B-1